SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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                                                                  Air T, Inc.
(Name of Registrant as specified in its charter)
                                                                                                                                                                                                                                                                                                                                            (Name of person(s) filing Proxy Statement, if other than Registrant)

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AIRT
Supplement to Proxy Statement

This supplement is to the proxy statement (the “Proxy Statement”) of Air T, Inc. (the “Company”) dated July 18, 2014 for its annual meeting of stockholders to be held on September 3, 2014 and corrects the Director and Executive Officer Stock Ownership table beginning on page 11 of the Proxy Statement to include the beneficial ownership of shares of the Company’s common stock by Gary S. Kohler, a nominee for election as a director, which information was properly disclosed by Mr. Kohler to the Company prior to the preparation of the Proxy Statement but was inadvertently omitted from the Proxy Statement.  The following information corrects and supplements the information appearing under the heading “Director and Executive Officer Stock Ownership” in the Proxy Statement.

Director and Executive Officer Stock Ownership

The following table sets forth information regarding the beneficial ownership of shares of Common Stock of the Company as of May 1, 2014 by each director, director nominee and named executive officer of the Company (as listed in the Summary Compensation Table, below) and by all directors and executive officers of the Company as a group.  Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, except as otherwise set forth in the notes to the table.

		Shares and Percent of Common Stock Beneficially Owned as of May 1, 2014
Name	Position with Company	No. of Shares (1)		Percent

Seth G. Barkett	Director	0	(2)	*
Walter Clark	Former Chief Executive Officer and Director	0		*
William R. Foudray	Director	2,500		*
John J. Gioffre	Director	5,027		*
Gary S. Kohler	Nominee	43,595	(2)(3)	1.9%
Andrew L. Osborne	Director	3,492		*
John Parry	Former Vice President-Finance, Chief Financial Officer, Secretary, Treasurer and Director	16,502		*
John A. Reeves	Director	0		*
William H. Simpson	Executive Vice President and Director	1,604	(4)	*
Nicholas J. Swenson	Chief Executive Officer and Chairman of the Board	476,537	(5)	20.4%
All directors and executive officers as a group (10 persons)		549,257		23.4%
______________________
*	Less than one percent.

(1)
Includes shares which the following executive officers and directors have the right to acquire within 60 days through the exercise of stock options issued by Air T:  Mr. Gioffre, 2,500 shares; Mr. Parry, 15,000 shares; Mr. Swenson, 2,500 shares; and all directors and executive officers as a group, 20,000 shares.  Does not include 2,500 shares under options awarded to each of Messrs. Barkett, Foudray, Osborne and Reeves, which options vest on August 30, 2014.

(2)
Each of Messrs. Barkett and Kohler directly hold minority limited partnership interests in AO Partners I, L.P., but such interests do not confer power to vote or divest the shares of the Company’s Common Stock held by AO Partners, I, L.P.  Accordingly, neither of Messrs. Barkett or Kohler beneficially owns any of the Company’s Common Stock held by AO Partners I, L.P.

(3)
Includes 43,595 shares held by investment funds managed by Blue Clay Capital Management, LLC, an investment management firm.  Mr. Kohler serves as Chief Investment Officer, portfolio manager and Managing Partner of Blue Clay Capital Management, LLC and in such capacity has the power to direct the voting and disposition of such shares.

(4)	Such shares have been pledged as security.

(5)	Includes 474,037 shares held by AO Partners I, L.P. Mr. Swenson is the managing member of AO Partners, LLC, which is a general partner in AO Partners I, L.P.

August 6, 2014